Exhibit 99.1

Investor Presentation June 2020

Warning Concerning Forward - Looking Statements and Non - GAAP Financial Measures This presentation contains statements that constitute forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws . Whenever we use words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "will," "may" and negatives and derivatives of these or similar expressions, we are making forward - looking statements . Forward - looking statements in this presentation relate to various aspects of our business, including statements about TravelCenters of America Inc . ’s (“TA,” “the Company,” “our,” or “we”) site expansion strategy ; the potential benefits of TA’s recent strategic reorganization ; truck service, including off - site service, investment strategy ; improvements to retail operations ; trucking industry growth forecasts ; and TA’s expense forecasts . These forward - looking statements are based upon our present intent, beliefs or expectations, but forward - looking statements are not guaranteed and may not occur . Forward - looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control, such as demand for trucking services, fuel price volatility, fuel supply disruption, the availability and cost of labor, and acts of terrorism, geopolitical risks, war, public health crises, such as the ongoing COVID - 19 pandemic, or other man - made or natural disasters . For example : (a) the site locations we acquire may not generate increased operating income or it may take longer than we expect for these sites to become profitable, if at all ; (b) managing and integrating acquired, developed and franchised locations may be more expensive than anticipated and expose us to new liabilities and financial losses ; (c) we may not have sufficient collateral or we may be unable to identify lenders willing to increase their commitments to us or join our credit facility ; (d) we may be unable to monetize our existing unencumbered real estate ; (e) improved fuel efficiency and alternative fuel technologies or other means of transportation that may be developed and widely adopted could reduce demand for the fuel we sell ; (f) customer demand and competitive conditions may significantly impact our nonfuel revenues and the cost of our nonfuel products ; (g) our suppliers may be unwilling or unable to extend to us reasonable credit terms for our purchases ; (h) our working capital requirements may increase ; (i) transaction fees associated with fuel cards used by our customers may increase and further reduce our profits ; (j) our return on investment in the growth of our business may be less than anticipated ; (k) compliance with, and changes to, federal, state and local laws and regulations may adversely affect our operating environment ; (l) litigation in which we are involved may be expensive and distract management, and the outcome of such litigation could adversely affect the business ; and (m) we may be susceptible to actual and potential conflicts of interest with our related parties, and the benefits we anticipate from such relationships may not materialize . These and other risks identified under the heading "Risk Factors” in our Annual Report on Form 10 - K for the year ended December 31 , 2019 , and our Quarterly Report on Form 10 - Q for the three months ended March 31 , 2020 , each filed with the Securities and Exchange Commission, or SEC, as well as the other information we file with the SEC could cause our results to differ from those stated or implied by our forward - looking statements . You are encouraged to read our filings with the SEC, available at www . sec . gov, for a discussion of these and other risks and uncertainties . You should not place undue reliance upon forward - looking statements . Except as required by law, we undertake no obligation to update or revise any forward - looking statement as a result of new information, future events or otherwise . Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third - party sources . While we believe these third - party sources to be reliable as of the date of this presentation, we make no representation as to the adequacy, fairness, accuracy and completeness of any information from third - party sources . Non - GAAP Financial Measures This presentation contains Non - GAAP financial metrics . These non - GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with U . S . generally accepted accounting principles, or GAAP . TA believes the non - GAAP financial measures in this presentation are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt when due, make capital expenditures and expand its business . These non - GAAP financial measures also may help investors to make comparisons between TA and other companies and to make comparisons of TA's financial and operating results between periods . Management uses these measures in developing internal budgets and forecasts and analyzing TA's performance . Reconciliations of those metrics to the most directly comparable financial measure calculated in accordance with GAAP are included herein . 1

Management Participants Jonathan M. Pertchik Chief Executive Officer • TA’s Chief Executive Officer since December 2019 • Jon previously served as CEO of Starwood Capital Group’s InTown Suites • Also served as an executive for companies owned or controlled by private equity groups such as TPG, as well as for companies controlled by Carl Icahn and Richard LeFrak Peter J. Crage Executive Vice President, Chief Financial Officer & Treasurer • TA’s Executive Vice President, Chief Financial Officer, and Treasurer since March 2020 • Peter previously served as CFO of Diamond Resorts, SeaWorld Entertainment Inc. (NYSE: “SEAS”), and Cedar Fair Entertainment Company (NYSE: “FUN”) 2

TravelCenters Of America – At A Glance 50 Years of Operating History 13 Years of Public Market Presence $348mm Comparable Period Adjusted EBITDAR LTM Ended 3/31/2020 (1) 3 Standalone Truck Service Facilities 44 Operated 3 rd Party QSR (2) Brands 42 Standalone Restaurants 263 Full Service Travel Centers 3 Owned & Operated Fueling and Truck Service Brands 2 Owned & Operated Full Service Restaurant Brands Data presented as of March 31, 2020. (1) Represents comparable period adjusted EBITDA of $93.3 million plus rent expense and operating lease impairment adjustments of $254.4 million. See reconciliation in Exhibits. (2) QSR stands for quick service restaurant. 3

Introduction

TravelCenters Of America – Key Investment Highlights

1 ***Resilient Demand Drivers and Secular Tailwinds***

- Trucking is the primary means of freight transportation in the United States (~71% of volume in 2018)[1]

2 ***Robust Site Network Creates Significant Barrier to Entry***

- Nationwide network of sites along major logistics corridors constitutes a significant barrier to entry as comparable sites are very limited

3 ***Transformed and Improved Corporate Structure***

- New executive management team with proven track record of executing strategic improvements is implementing initiatives to enhance operations and instilling increased corporate discipline

4 ***Refocus on Capturing Embedded Organic & External Growth Opportunities***

- System-wide implementation of recently enacted initiatives designed to drive internal growth and free cash flow generation
- Refocus on franchise business model yielding substantial pipeline of potential additional sites

5 ***Long-Dated Fixed Rate Debt with Zero Near-Term Debt Maturities[2]***

- Fixed rate leases with no base rent escalators and average maturity of 13 years
- No debt maturing prior to 2027

(1) American Trucking Associations: Freight Transportation Forecast 2019 to 2030.
(2) As of March 31, 2020.

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14.7% 8.1% 4.5% 72.8% Robust Site Network Creates Significant Barrier to Entry Over 50% of TA’s travel centers are located in the 13 states (1) with the highest concentration of truck traffic. Comparable sites are very limited. TA travel center data presented as of March 31, 2020 . Excludes 1 Goasis branded travel center site. (1) Bureau of Transportation Statistics 2012 Commodity Flows Survey. (2) By number of travel centers adjacent to interstate highways, as per Trucker’s Friend 2016 edition. (172) (76) (14) U.S. Interstate Travel Center Market Share (2) No other operator has more than ~2.4% of the remaining market Other 5

Update on Recent Events

Transformed And Improved Corporate Structure

TA completed a company-wide reorganization to seek to improve its long-term operational efficiency and profitability.

Reorganization Plan Highlights

- Following the appointment of Jonathan M. Pertchik as CEO in December 2019, TA embarked on a full strategic reorganization
  - Significant leadership appointments, including highly experienced CFO and SVPs
- Reduced corporate headcount by ~130, eliminating duplicative or unnecessary positions
  - TA expects this initiative to result in net annual SG&A expense savings of ~$13.1 million
- Purposeful reorganization of corporate structure
  - **Corporate Development:** New department tasked with carrying out planned strategic initiatives, improving data management and leading innovation for the organization
  - **Procurement:** Centralized department will handle all purchasing to seek economies of scale, generate negotiating leverage and make strategic purchasing decisions
  - **Hospitality:** Combining convenience store, restaurant and gaming operations to capitalize on overlap of each in order to drive operational efficiencies

Proven Track Record of New Leadership

		Previous Experience
Jonathan M. Pertchik *CEO*	• Most recently served as CEO of Starwood Capital Group's InTown Suites	InTown Suites, TPG, WCI, Starwood Capital Group
Barry A. Richards *President*	• Has held various roles at TA since joining in 2000, most recently as EVP of Commercial Operations before assuming his current role	TA
Peter J. Crage *EVP, CFO & Treasurer*	• Previously served as CFO for Diamond Resorts, SeaWorld Entertainment Inc., and Cedar Fair Entertainment Company	Diamond Resorts, SeaWorld, Cedar Fair
Mark Young *EVP & General Counsel*	• Has served as EVP & General Counsel since joining TA in 2007	TA, Staples, Sullivan
Sandy Rapp *SVP, CIO*	• Previously CIO of The Timken Company with 30+ years of executive leadership experience in information systems	TIMKEN, LINGUISTALOGIX, OEC
Dennis King *SVP, Corporate Development*	• Former Associate Partner at McKinsey who previously worked for Booz & Co. and Kraft Foods	booz&co., Kraft, McKinsey & Company
Kevin Kelly *SVP, Hospitality*	• Previously served as President of the Parks and Resorts group for Delaware North	Delaware North
Jamie Hubbard *SVP, Procurement*	• Previously oversaw procurement at Ascena Retail Group	ANN TAYLOR, Burlington, Justice
Jeff Burrell *SVP, Fuel*	• Former Global VP, Fuels for Alimentation Couche-Tard – set up their first global team specializing in supply & trading	Couche-Tard, SUNOCO, bp
Karen Kaminski *SVP, Human Resources*	• Joined TA in 2015 and brings more than 25 years in human resources experience	TA, CAESARS ENTERTAINMENT, JOANN

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TA PETRO Stopping Centers TA EXPRESS

Other Key Events January 16, 2019 – SVC Lease Restructuring and Asset Acquisition: Purchased 20 travel centers from SVC for $308.2 million (1) , reduced annual minimum rent to SVC by $43.1 million, and extended in - place leases with SVC by an additional 3 years Agreement to reduce deferred rental obligations to $70.5 million (of the then outstanding $150.0 million total) As of March 31, 2020, the total amount of deferred rent outstanding was $52.8 million, due in 12 equal quarterly installments, and will be fully paid off by the end of 1Q 2023 Transaction reduced TA’s rental expenses and improved TA’s financial and operating leverage August 1, 2019 – Conversion from LLC to Corporation: Conversion effective as of August 1, 2019 Concurrent five - to - one reverse stock split Conversion made it easier for a broad group of investors to own TA stock, including possible index eligibility December 23, 2019 – Announced the Reinstatement of Biodiesel Blenders’ Tax Credits: The U.S. government retroactively reinstated the federal biodiesel blenders’ tax credits for 2018 and 2019 Typically, biodiesel blenders’ tax credits are approved retroactively at the end of the year but did not pass in Congress in 2018 Legislation also approved biodiesel blenders’ tax credits for 2020 – 2022, providing future certainty about the eligibility of these credits As of June 18, 2020, TA had collected $67.3 million in cash of the $70.2 million in biodiesel blenders’ tax credits earned in 2018 and 2019 (1) Excludes transaction costs of $1.4 million. 7

$47 $64 2Q 2019 May QTD 2Q 2020 May QTD Fuel Gross Margin ($ in millions) COVID - 19 Impact – 2Q 2020 May QTD Preliminary 2Q 2020 financials through May 31, 2020 demonstrate the resiliency of TA’s full service travel centers and decision making of new management. $0.142 $0.215 Fuel Sales Volumes (Gallons in millions) ($4) $17 $4 $4 $1 $22 2Q 2019 May QTD 2Q 2020 May QTD Non - Fuel Sales ($ in millions) Non - Fuel Gross Margin (2) ($ in millions) Fuel Gross Margin per Gallon: $13 $22 $43 $42 $56 $64 2Q 2019 May QTD 2Q 2020 May QTD Comparable Period Adjusted EBITDAR (1) ($ in millions) Comparable Period Free Cash Flow ($ in millions) Free Cash Flow (less SVC Deferred Rent Payments) SVC Deferred Rent Payments Comparable Period Adjusted EBITDA (1) Rent Expense 8 $192 $152 2Q 2019 May QTD 2Q 2020 May QTD 332 297 2Q 2019 May QTD 2Q 2020 May QTD $313 $253 2Q 2019 May QTD 2Q 2020 May QTD (1) Comparable Period Adjusted EBITDAR / Comparable Period Adjusted EBITDA is adjusted downwards by $3.4 million in the two months ended May 31, 2020 in relation to the actual recognition of federal biodiesel blenders’ tax credits . (2) Includes rent and royalties from franchisees.

Company Overview

179 Nasdaq: “SVC” TA Is A Leading Operator Of Full Service Travel Centers Travel Center Portfolio Breakdown TravelCenters of America 263 Full Service Travel Centers 181 Leased (Avg. Maturity ~13 Years) (Fixed and Percentage Rent) (1) 51 Owned Onsite Amenities Roadside Emergency & Call Center Service 453 QSRs & wide range of Grab ’N Go options 237 Casual dining restaurants under 2 Proprietary brands Food Service Truck and Repair Services Store / Retail Services Parking, Showers, Tobacco, Lottery, Driver & Cab Retail & Scales Fresh Food & Premium Coffee Premium Truck Service Facilities Data presented as of March 31, 2020. (1) Leases do not include any base rent escalators . Percentage rent is calculated as 3.0% of the yearly increase in non - fuel revenue over applicable base year (2012 for 35 properties, 2015 for 138 properties, 2017 for 2 properties, 2019 for 3 properties, and 2020 for 1 property) non - fuel revenue, plus 0.5% of the yearly increase in non - fuel revenue over 2019 base year non - fuel revenue. 2 Other 29 Franchisee Owned & Operated 2 Operated for JVs 9

Fuel $0.4 25% Non - Fuel $1.1 74% Fran. Rent & Royalties $0.01 1% Store & Retail Services $0.8 40% Truck Service $0.7 36% Restaurant $0.4 23% Fran. Rent & Royalties $0.01 1% Fuel $4.1 69% Non - Fuel $1.8 31% Fran. Rent & Royalties $0.01 0% Non - Fuel and Franchise Rent & Royalties Revenue Mix Gross Margin Mix Revenue Mix TA Is A Leading Operator Of Full Service Travel Centers (cont’d) Business Segments Fuel Sale of diesel principally to long - haul truck drivers and gasoline to private car motorists Gasoline sold under recognized fuel brands Non - Fuel (3 main sub - segments ) Stores and Retail Services: Sale of snacks, beverages, prepackaged food, tobacco products, automotive parts, diesel exhaust fluid (DEF), and of services such as reserved parking, showers, and Wi - Fi Truck Service: Full service truck repair facilities Food & Beverage: Company owned and operated full service restaurants, as well as QSRs operated under franchise agreements with nationally known brands Key Operational Data (LTM Ended 3/31/2020, in $ billions) $6.0 $1.9 $1.5 10

Representative TA Travel Center The typical TA travel center is located on 25 acres of land and offers the following infrastructure, facilities, and amenities: – Parking for approximately 200 trucks and 100 cars – 10 truck fueling lanes and 10 car fueling positions – One large travel store – One full service restaurant – One or more quick service restaurants – Truck repair and maintenance facilities – Other key amenities, such as showers, laundry area, business center, truck scales, fitness facility, Wi - Fi internet access, and parking reservation systems Sample TA Travel Centers 11

How Do TA Sites Differ From Those of Competitors? Why Is That Important?

		Potential Benefits
1 Larger	• Sites typically sit on 25 acres of land and offer ~200 truck parking spaces – The largest competitor sites normally sit on 9 to 13 acres of land and offer only ~80 truck parking spaces	***Drives Increased Traffic Volume***
2 More Robust Truck Service Ecosystem	• Full suite of truck service facilities and emergency roadside services via TA's RoadSquad team	***Promotes Customer and Fleet Loyalty and Increases Traffic Volume***
3 More Driver Amenities	• More extensive amenities than competitor sites, such as showers, laundry area, fitness center, entertainment options, and reserved parking	***Drives Increased Traffic Volume and Profitability***
4 Broader Non-Fuel Offering	• Compared to competitors, TA sites boast more restaurant and QSR options, as well as more fulsome travel store inventory	***Transforms Superior Traffic Volume into Improved Profitability***

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Financial Overview

Long - Dated Fixed Rate Debt with Zero Near - Term Debt Maturities Debt Detail ($ in millions) No debt maturities prior to 2027 Debt Detail (excluding Deferred Financing Costs) Interest Rate (as of 3/31/2020) Maturity Balance 3/31/2020 Revolving Credit Facility 2.24% 7/19/2024 -- Senior Notes due 2028 8.25 1/15/2028 110 Senior Notes due 2029 8.00 12/15/2029 120 Senior Notes due 2030 8.00 10/15/2030 100 West Greenwich Loan 3.85 2/7/2030 17 Other Long Term Debt 4.99 3/31/2027 1 Total Debt $348 Less: Cash & Cash Equivalents (20) Net Debt $327 Present Value of Operating Lease Liabilities $1,961 13

Overview of SVC Leases

Key Components of SVC Lease Payments

Ⓐ **Annual Minimum Rent[(1)]**

Ⓑ **Percentage Rent**

- 3.0% of the yearly increase in non-fuel revenue over applicable base year non-fuel revenue (2012 for 35 properties, 2015 for 138 properties, 2017 for 2 properties, 2019 for 3 properties, and 2020 for 1 property)
- Additional 0.5% of yearly increase in non-fuel revenue over 2019 non-fuel revenue

Ⓒ **Deferred Rent**

- As of March 31, 2020, the total amount of deferred rent outstanding was $52.8 million, due in 12 equal quarterly installments, and will be fully paid off by the end of 1Q 2023

Historical Lease Payments to SVC

($ in millions)

	Year Ended December 31, 2018	Year Ended December 31, 2019	Last Twelve Months Ended, 3/31/2020
Ⓐ Annual Minimum Rent[(1)]	$286	$247	$244
Ⓑ Percentage Rent	4	4	4
Ⓒ Deferred Rent	--	13	18
Total Lease Payments to SVC	**$290**	**$264**	**$265**

Future Lease Payments to SVC

($ in millions, as of 05/31/2020)

Year Ended December 31,	Annual Minimum Rent[(2)]	SVC Subleases	SVC Deferred Rent	Total SVC Lease Payments
2021	$244	$9	$18	$271
2022	244	7	18	269
2023	244	7	4	255
2024	244	7	--	251
2025	244	7	--	251
2026	244	7	--	250
2027	244	7	--	251
2028	244	7	--	251
2029	244	7	--	251
2030	202	6	--	207
Thereafter	559	15	--	574
Total	**$2,956**	**$85**	**$40**	**$3,081**

(1) TA may request that SVC purchase approved capital improvements that TA makes at leased properties, in return for an increase in TA's annual minimum rent equal to the amount paid by SVC multiplied by the greater of (i) 8.5% or (ii) a benchmark U.S. Treasury interest rate plus 3.5%. SVC is not required to purchase any improvements and TA is not required to sell any improvements to SVC.

(2) Figures presented represent annual minimum rent to SVC and do not include rental payments made for properties we sublease from SVC or rental payments made to others.

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$1,836 $1,870 $1,855 2018 2019 $320 $379 $386 2018 2019 $1,126 $1,144 $1,135 2018 2019 $0.168 $0.191 $0.193 1,907 1,983 2,000 2018 2019 61% 61% 61% Strong Financial Profile Across Fuel & Non - Fuel Offerings Fuel Volumes (Gallons in millions) Non - Fuel Sales (1) ($ in millions) Non - Fuel Gross Margin (1) ($ in millions) Fuel Gross Margin ($ in millions) Fuel Gross Margin per Gallon: % of Non - Fuel Sales Margin: (1) Non - fuel includes truck repair & service, restaurant sales, QSR sales, store sales, other amenities and services, and rent and royalties from franchisees. LTM Ended 3/31/2020 LTM Ended 3/31/2020 LTM Ended 3/31/2020 LTM Ended 3/31/2020 15

Runway For Recaptured Financial Upside

Comparable Period Adjusted EBITDAR[(1)]

($ in millions)



$362
$352
$348
2018
2019
LTM Ended
3/31/2020

Comparable Period Adjusted EBITDA[(1)]

($ in millions)



$122
$94
$93
2018
2019
LTM Ended
3/31/2020

Comparable Period Adjusted EBITDAR Rent Coverage[(1)]



1.3x
1.4x
1.4x
2018
2019
LTM Ended
3/31/2020

Comparable Period Free Cash Flow[(2)]

($ in millions)



Free Cash Flow (less SVC Deferred Rent Payments)
SVC Deferred Rent Payments
$39
$48
$13
$23
$39
$35
$18
$5
2018
2019
LTM Ended
3/31/2020

(1) Comparable Period Adjusted EBITDAR / Comparable Period Adjusted EBITDA are adjusted downwards by $23.3 million, $70.2 million, and $73.7 million in 2018, 2019, and last twelve months ended 3/31/2020, respectively, in relation to the actual recognition of federal biodiesel blenders' tax credits. Comparable Period Adjusted EBITDAR reflects an add back of real estate rent expense of $240.3 million, $257.2 million, and $254.4 million in 2018, 2019, and last twelve months ended 3/31/2020, respectively. Real estate rent expense for 2018 reflects the pro forma adjustment of $43.1 million relating to the cash rent reduction resulting from the purchase of 20 travel center properties from SVC in January 2019.

(2) Comparable Period Free Cash Flow defined as the sum of net cash provided by operating activities of continuing operations, proceeds from sale leaseback transactions with SVC, and biodiesel blenders' tax credits generated less capital expenditures of continuing operations. 2018 operating cash flow from continuing operations includes add-back of $43.1 million to reflect the current annual fixed rental rate which was renegotiated by TA and SVC in 2019 allowing for side by side period comparison. 2019 and last twelve months ended 3/31/2020 include add backs of $13.1 million and $17.6 million, respectively, to reflect paid deferred rental obligations to SVC which was renegotiated by TA and SVC in 2019 allowing for side by side comparison. 2018 operating cash flow from continuing operations adjusted downwards by $23.3 million to reflect the cash collection of 2017 biodiesel blenders' tax credits. Biodiesel blenders' tax credits have been applied on a pro forma basis to the year when they were generated, despite actual cash collections taking place in subsequent years due to legislation status at the time, which may not be consistent with what was recognized and reported.

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Initiatives Already Underway to Seek Significant Embedded Organic and External Growth Opportunities

Area Key Initiative(s) Base Unit (1) EBITDA / EBITDAR Uplift ($ in millions) • Get LEAN at Corporate Achieved $13.1 • Get LEAN at Site Level 1% Reduction to LTM Site Level OpEx 9.0 Fuel • Drive Cents per Gallon Margin • Volume Support $0.01 per Fuel Gross Margin Improvement 20.0 Retail • Eliminate Existing Inefficiencies 1% Sales Margin Improvement 7.0 Franchise • Expand Franchisee Base 1 TA Express Franchise 0.2 Truck Service • "Truck Services Rehab" Program Roll Out 1% Truck Service Sales Margin Improvement 7.0 Restaurants • Full Service Restaurant conversions to IHOP and Black Bear Diner • Rebranding Underperforming Quick Service Restaurants 1% Margin Improvement 4.0 Total $60.3 SG&A Operational Leverage – 1 Base Unit (1) Yields Source: TravelCenters of America Inc.’s FY 2019 10 - K,1Q 2020 10 - Q, and Notes referenced. Please see page 29 “Notes to Page 17” for Notes referenced. 1 2 4 5 6 3 (2) (8) (3) (4) (5) (6) (7) The combination of already enacted recurring Corporate SG&A savings and the execution of identified margin and volume improvement opportunities allow TA to seek to drive meaningful cash flow. A mere 1 Penny / 1% Margin / 1 Franchise Equals Approximately $60mm of Additional EBITDA / EBITDAR. These identifiable margin enhancement opportunities do not assume any growth in sales / volumes from anticipated capture of market share in the respective lines of business. 17

94 6 11 17 13 15 15 17 34 104 29 TA MUSA ATD CASY AAP ORLY GPC AZO EAT DRI TAST Convenience Store Average: 11 Auto Part Retailers & Service Providers Average: 15 Full Service Restaurants Owners and Operators Average: 69 Quick Service Restaurant Franchisees SG&A – Get LEAN In April 2020, TA reorganized and right - sized Corporate SG&A, which we expect to result in ~$13.1mm (1) in recurring EBITDA / EBITDAR uplift, net of new key hires Elimination of 130 positions TA has more employees per store than its public peers Get LEAN at Corporate Employees Per Company Store (as of most recent annual filing) $948mm Site Level Operating Expenses (LTM Ended 3/31/2020) (2) X 1% Site Level Operating Expense Margin Improvement (3) ~$9mm of EBITDA / EBITDAR Get LEAN at Site Level SG&A – Get LEAN at Corporate and Site Level (1) As sourced from TA’s 1Q 2020 10 - Q . (2) Based on $948 million of last twelve months ended March 31, 2020 Site Level Operating Expenses as sourced from TravelCenters of America’s FY 2019 10 - K and 1Q 2020 10 - Q . (3) Represents an assumed hypothetical 1% reduction in site level operating expenses. While management believes a 1% reduction in site level operating expenses is reasonable based on ongoing and contemplated initiativ es, it is not a guarantee of future performance, and we may fail to achieve such reduction . 18

Fuel – Improvements In Procurement Drive Volume and Margins Dual focus approach to new customers and maintaining fleet diesel sales with existing customers New Customers 15 of our top 50 customers are new in 2020 Existing Customers 60mm+ gallons YTD in new deals with our largest customers Despite COVID - 19, diesel volume was up 2% YoY second half of May and up 6.7% in June through 6/12/2020 Source: Company filings as March 31, 2020. (1) CPG stands for cents per gallon. (2) Based on 2 billion gallons of last twelve months ended March 31, 2020 Fuel Volume sold as sourced from TravelCenters of America’s FY 2019 10 - K and 1Q 2020 10 - Q. (3) Represents $0.01 per gallon fuel gross margin improvement, based on improved gasoline pricing processes tested at 28 sites in the Fall of 2019. While management believes a $0.01 per gallon improvement is reasonable based on this test, it is not a guarantee of future performance, and we may fail to achieve such improvement across a larger number of sites. TA Is Succeeding in Increasing Volume… Transformed gasoline pricing process and strategy using Kalibrate , a leading gasoline pricing analysis company Established quality data and integration, developed detailed pricing strategies, and consistently applied pricing strategy Conducted test trial in Fall 2019 on 28 sites compared vs. 28 controlled sites Trial test was successful in driving a margin increase of $1.13 cents per gallon …But CPG (1) Margin Is A Stronger Lever 2 Billion Fuel Gallons Sold (LTM Ended 3/31/2020 ) (2) x $0.01 Fuel Gross Margin Improvement (3) ~$20mm of EBITDA / EBITDAR = $0.193 Fuel Gross Margin per Gallon 19

Retail – Improved Procurement Drives Margins

Retail & Procurement

Hired new Head of Convenience Store, Restaurants, and Gaming in May 2020 who has extensive experience delivering performance improvements in merchandising and operations

Hired new SVP of Procurement in June 2020 after identifying significant inefficiencies

Addressable Baseline:

LTM Ended 3/31/2020 Store and Retail Sales: $753mm[(1)]

Identified Inefficiencies

- Too many suppliers with limited national base
- Decentralized purchasing model
- Engagement of contracts upon expiration
- Lack of awareness around category spend
- Lack of subject matter experts
- Lack of price tiers / overstocking
- Higher pricing vs. competitors
- Lack of product choices in key categories
- Higher than necessary # of SKUs[(2)]
- Lack of real-time analytics

1% Sales Margin Improvement[(3)] = ~$7mm of EBITDA / EBITDAR

(1) Based on $753 million of last twelve months ended March 31, 2020 Store and Retail Sales as sourced from TravelCenters of America's FY 2019 10-K and 1Q 2020 10-Q.
(2) SKU stands for stock keeping unit.
(3) Represents an assumed hypothetical 1% increase in margin on store and retail sales. While management believes a 1% increase in margin on store and retail sales is reasonable based on ongoing and contemplated initiatives, it is not a guarantee of future performance, and we may fail to achieve such increase.

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Franchising Growth – Capitalizing On A Fragmented Market Prior management did not actively pursue the expansion of TA’s franchise business Franchising team now focused on aggressively pursuing strategic partners to facilitate accelerated growth Fragmented industry pressures independent travel center owners to join networks to access fleet fuel volume and added non - fuel revenue New strategy yielded >100 expressions of interest YTD 1 TA Franchise Agreement Franchising Pipeline Royalties and Marketing Revenues Per Site ~$200K of EBITDA / EBITDAR per Franchise, assuming all future franchises are TA Express $320K $200K Framing the Opportunity Brand 2016 2017 2018 2019 YTD 2020 None 1 3 11 3 -- 1 Total -- -- -- 12 7 Franchise Agreements Signed by Year 14.7% 8.1% 4.5% 72.8% U.S. Interstate Travel Center Market Share (1) No other operator has more than ~2.4% of the remaining market Other (1) By number of travel centers adjacent to interstate highways, as per Trucker’s Friend 2016 edition. 21

Truck Service – Recapturing Market Share

Framing the Opportunity

- We believe the truck repair business market share has declined in recent years due to a weak response to competition
- TA has identified four actionable areas of improvement:
  1. Technician efficiency
  2. Pricing strategy
  3. Lowering RoadSquad Emergency Road Service abandonment rate
  4. Lowering technician turnover

Opportunity to roll out "Truck Services Rehab" plan throughout entire network

$667mm of Truck Service Sales (LTM Ended 3/31/2020)(1) X 1% Truck Service Sales Margin Improvement(2)
~$7mm of EBITDA / EBITDAR

"Truck Services Rehab" Program Overview

Led by District Manager well versed in the business at the site level

Expert "SWAT" Team

- Executive team assigned to identify underperforming sites, conduct bottoms up review and develop site level improvement plan
- 5 initial sites chosen in April 2020

Changed Scheduling

- Adjusted scheduling to reduce wait times and improve tech efficiency at each of the 5 sites

Improved Management

- Reiterated and reinforced standard operating procedures to reduce wait time and tech attrition at each site

Immediate Results

- In the first 8 weeks:
  - Waiting time decreased by 33%
  - Tech productivity increased by 4%

Outstanding Sales Growth

- Across the 5 sites:
  - Saw average weekly sales increase of +3%
  - Total Sales growth of 13% from week 1 to week 8

(1) Based on $667 million of last twelve months ended March 31, 2020 Truck Service Sales as sourced TravelCenters of America's FY 2019 10-K and 1Q 2020 10-Q.
(2) Represents an assumed hypothetical 1% increase in margin on truck service sales. While management believes a 1% increase in margin on truck service sales is reasonable based on ongoing and contemplated initiatives, it is not a guarantee of future performance, and we may fail to achieve such increase.

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Full & Quick Service Restaurants – Appealing To Audience Full Service Restaurant (FSR) Conversion TA has 153 FSRs under its proprietary Iron Skillet and Country Pride brands In 2019, TA entered into a multi unit franchise agreement with IHOP to rebrand and convert up to 94 of its FSRs The first months of our initial conversion to IHOP saw a 40% increase in FSR sales – Also saw a 10 % increase in convenience store sales, and 8% increase in gas sales at those sites Two FSR conversions from proprietary brands to Black Bear Diner led to the realization of 120% increase in sales Quick Service Restaurant (QSR) Conversion TA’s Full Service Restaurants and some QSRs may no longer be satisfying motorists, particularly private drivers. Action is being taken to provide a product offering that appeals to the current demographics. TA has identified a number of underperforming QSRs in its portfolio that it could look to rebrand – Internal estimates include 21 Subway and a Carl’s Jr. stores that would be good candidates for better performing brands – Charley’s Philly Steaks and Taco Bell stores perform better than most brands in TA’s franchise portfolio; TA expects to look into converting the identified underperforming stores into such brands based on on similar size constraints $420mm Restaurant Sales (LTM E nded 3/31/2020) (1) x 1 % Margin Improvement (2) ~$4mm of EBITDA / EBITDAR = (1) Based on $420 million of last twelve months ended March 31, 2020 Restaurant Sales as sourced from TravelCenters of America’s FY 2019 10 - K and 1Q 2020 10 - Q. (2) Represents an assumed hypothetical 1% increase in margin on restaurant sales. While management believes a 1% increase in margin on resta ura nt sales is reasonable based on ongoing and contemplated initiatives, it is not a guarantee of future performance, and we may fail to achieve such increase . 23

Funding Deferred Capital Expenditures and IT Overhaul Information Technology (IT) Projects Site System Upgrades Customer Service Improvements Truck Repair Technology Refresh Data Center Management Improvements Portfolio Simplification Cyber Security Improvements Core System Refresh Asset and Data Management Improvements Deferred Property Maintenance Capital Expenditures Stores Property and Infrastructure Improvements Environmental Initiatives Safety & Fire Protection Signage Parking Lots Restrooms and Showers HVAC Systems Fuel Canopies Roof Repairs To drive the growth in EBITDA / EBITDAR and Cash Flow we aim to achieve over the next 2 to 3 years, we will require capital to enable catch - up of deferred property maintenance and overhaul of key IT systems. $100 – $150 million of aggregate spend over the next 2 to 3 years Seeking mortgage financing on our close - to - fully unencumbered owned real estate asset base may be possible in the future, but it is challenging in the current market environment. 24

TravelCenters Of America – Key Investment Highlights Resilient Demand Drivers and Secular Tailwinds 1 Transformed and Improved Corporate Structure 3 Robust Site Network Creates Significant Barrier to Entry 2 Refocus on Capturing Embedded Organic & External Growth Opportunities 4 Long - Dated Fixed Rate Debt with Zero Near - Term Debt Maturities (1) 5 (1) As of March 31, 2020. 25

Exhibits

Calculation of EBITDA and Adjusted EBITDA

($ in millions)	Year Ended December 31, 2018	Year Ended December 31, 2019	Last Twelve Months Ended March 31, 2020	Three Months Ended March 31, 2019	Three Months Ended March 31, 2020	Two Months Ended May 31, 2019	Two Months Ended May 31, 2020
Calculation of EBITDA							
Net Income / (Loss), as Reported	($120)	$33	$28	($13)	($19)	($6)	($2)
Less: Income / (Loss) from discontinued operations, net of taxes	118	–	–	–	–	–	–
Income / (Loss) from Continuing Operations	($3)	$33	$28	($13)	($19)	($6)	($2)
Add: Provision (Benefit) for income taxes	(2)	4	3	(5)	(7)	(2)	(1)
Add: Depreciation and amortization expense	83	100	104	25	29	17	17
Add: Interest expense, net	29	28	29	7	7	5	5
EBITDA	$108	$166	$163	$14	$11	$13	$19
Calculation of Adjusted EBITDA from EBITDA							
EBITDA	$108	$166	$163	$14	$11	$13	$19
Add: Reorganization costs(1)	–	–	–	–	–	–	4
Add: Costs of SVC transactions(2)	0.4	0.5	–	0.5	–	–	–
Less: Loyalty award expiration(3)	–	(3)	–	(3)	–	–	–
Add: Field employee bonus expense(4)	–	–	1	–	1	–	2
Add: Executive officer retirement agreement expenses(5)	4	–	2	–	2	–	1
Less: Comdata legal reimbursements, net of expenses(6)	(10)	–	–	–	–	–	–
Less: Federal biodiesel blenders' tax credit(7)	(23)	(70)	(74)	–	(4)	–	(3)
Add: Impairment of operating lease assets(8)	–	1	1	–	–	–	–
Adjusted EBITDA	$79	$94	$93	$11	$10	$13	$22

(1) In April 2020, TA announced a company wide reorganization. As a result, TA recognized certain one time costs such as severance, acceleration of shares for certain employees and executive recruitment fees, which totaled $3.7 million for the two months ended May 31, 2020.
(2) In January 2019, TA entered transaction agreements with SVC pursuant to which they amended their leases. TA incurred $0.4 million, $0.5 million and $0.5 million of expenses associated with the amendments of these leases in 2018, 2019, and the Three months ended March 31, 2019, respectively, that were included in selling, general and administrative expense in TA's consolidated statements of operations and comprehensive loss.
(3) During the year ended December 31, 2019, TA introduced a new customer loyalty program, UltraONE 2.0. As a result of introducing the new customer loyalty program, certain loyalty awards earned under the program now expire in 10 days for all loyalty members. This update resulted in the immediate expiration of certain loyalty awards upon adoption of the new customer loyalty program, generating $2.9 million of additional revenue during the year ended December 31, 2019, $2.8 million of which was recognized to fuel revenues and $0.1 million to nonfuel revenues in TA's consolidated statements of operations and comprehensive income (loss).
(4) Commencing in March 2020, TA paid cash bonuses to certain employees who continued to work at its locations during the COVID-19 pandemic. These bonuses resulted in additional compensation expense of $1.4 million and $2.4 million for the Three months ended March 31, 2020 and two months ended May 31, 2020, respectively. These expenses were included in site level operating expense in TA's consolidated statements of operations and comprehensive loss.
(5) TA agreed to accelerate the vesting of previously granted stock awards and make cash payments as part of TA's retirement and separation agreements with certain former officers and incurred executive recruitment fees, which resulted in additional compensation expense of $3.6 million, $1.7 million, and $0.5 million for the year ended December 31, 2018, three months ended March 31, 2020, and two months ended May 31, 2020, respectively.
(6) On April 9, 2018, the Court of Chancery of the State of Delaware entered its final order and judgment with respect to TA's litigation with Comdata Inc., or Comdata, or the Order. Pursuant to the Order, Comdata was required to, among other things, reimburse TA for attorneys' fees and costs, together with interest, in the amount of $10.7 million, which TA collected in April 2018. In addition, during the year ended December 31, 2018, TA incurred $0.1 million of legal fees in its litigation with Comdata. The legal reimbursements and expenses were included in selling, general and administrative expense in TA' consolidated statements of operations and comprehensive income (loss).
(7) In December 2019, the U.S. government retroactively reinstated the federal biodiesel blenders' tax credit for 2018 and 2019, and in February 2018, the U.S. government retroactively reinstated the 2017 federal biodiesel blenders' tax credit. TA's recovery as a result of this tax credit was $70.2 million for 2018 and 2019 and $23.3 million for 2017, which were recognized in December 2019 and February 2018, respectively, as a reduction to fuel cost of goods sold in TA's consolidated statements of operations and comprehensive income (loss). TA recognized $3.5 million and $3.5 million in credits for the three months ended March 31, 2020 and two months ended May 31, 2020, respectively, as a reduction in fuel cost of goods sold.
(8) During the year ended December 31, 2019, TA recognized $0.6 million of impairment charges to operating lease assets related to certain standalone restaurants. The impairment charges were recognized in real estate rent expense in TA's consolidated statements of operations and comprehensive income (loss).

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Calculation of Comparable Period Adjusted EBITDA, Comparable Period Adjusted EBITDAR, and Comparable Period Free Cash Flow (1) 2018 includes add - back of $ 43.1 million to reflect the current annual fixed rental rate which was renegotiated by TA and SVC in 2019 allowing for side by side period comparison . (2) 2019, last twelve months ended March 31, 2020, three months ended March 31, 2020, two months ended May 31, 2019, and two mont hs ended May 31, 2020 include add - backs of $13.2 million, $17.6 million, $4.4 million, $4.4 million, and $4.4 million respectively, to reflect paid deferred rental obligations to SVC which was renegotiated by TA and SVC in 2019 allowing for side by side comparison. (3) 2018 and two months ended May 31, 2020 adjusted downwards by $ 23.3 million and $60.5 million, respectively, to reflect the cash collection of 2017 and 2019 biodiesel blenders’ tax credits . (4) Biodiesel blenders’ tax credits have been applied on a pro forma basis to the year when they were generated, despite actual c ash collections taking place in subsequent years due to legislation status at the time, which may not be consistent with what was recognized and reported . Year Ended Last Twelve Months Ended March 31, Three Months Ended March 31, Two Months Ended May 31, ($ in millions) December 31, 2018 December 31, 2019 2020 2019 2020 2019 2020 Calculation of Comparable Period Adjusted EBITDA Adjusted EBITDA, as Reported $79 $94 $93 $11 $10 $13 $22 Add: Rent Reduction From SVC Restructuring Transaction(1) 43 -- -- -- -- -- -- Comparable Period Adjusted EBITDA $122 $94 $93 $11 $10 $13 $22 Calculation of Comparable Period Adjusted EBITDAR Comparable Period Adjusted EBITDA $122 $94 $93 $11 $10 $13 $22 Add: Rent Expense, as Reported 283 258 255 66 64 43 42 Less: Rent Reduction From SVC Restructuring Transaction (43) -- -- -- -- -- -- Less: Operating Lease Impairment -- (1) (1) -- -- -- -- Comparable Period Adjusted EBITDAR $362 $352 $348 $78 $74 $56 $64 Calculation of Comparable Period Free Cash Flow Calculation of Pro Forma Net Cash Provided By Continuing Operating Activities Net Cash Provided By Continuing Operating Activities, as Reported $73 $82 $55 $38 $11 $2 $82 Add: Rent Reduction From SVC Restructuring Transaction 43 -- -- -- -- -- -- Add: Deferred Rent Payment to SVC(2) -- 13 18 -- 4 4 4 Comparable Period Net Cash Flow Provided by Continuing Operating Activities $116 $96 $73 $38 $15 $6 $87 Less: Cash Collected From Previous Biodiesel Tax Credits(3) (23) -- -- -- -- -- (61) Pro Forma Net Cash Provided By Continuing Operating Activities $93 $96 $73 $38 $15 $6 $26 Calculation of Capital Expenditures Capital Expenditures From Continuing Operations, as Reported ($145) ($84) ($84) ($17) ($17) ($13) ($8) Capital Expenditures ($145) ($84) ($84) ($17) ($17) ($13) ($8) Calculation of Sold Improvements to SVC Proceeds from Asset Sales to SVC, as Reported $56 -- -- -- -- -- -- Proceeds from Sale Leaseback Transactions with SVC, as Reported 1 -- -- -- -- -- -- Sold Improvements to SVC $56 -- -- -- -- -- -- Calculation of Biodiesel Credits Biodiesel Credits Generated for the Calendar Year(4) $34 $36 $34 $6 $4 $7 $3 Biodiesel Credits Generated $34 $36 $34 $6 $4 $7 $3 Calculation of Comparable Period Free Cash Flow Pro Forma Net Cash Provided By Continuing Operating Activities $93 $96 $73 $38 $15 $6 $26 Less: Total Capital Expenditures (145) (84) (84) (17) (17) (13) (8) Add: Total Sold Improvements to SVC 56 -- -- -- -- -- -- Add: Total Biodiesel Credits Generated 34 36 34 6 4 7 3 Comparable Period Free Cash Flow $39 $48 $23 $27 $2 $1 $22 27

Appendix

Tax Credits On Biodiesel Fuel Sales In December 2019, the U.S. government retroactively reinstated the federal biodiesel blenders' tax credit for 2018 and 2019, and approved the federal biodiesel blenders' tax credit through 2022 The 5 - year reinstatement of the tax credit represents the program’s longest continuous duration since the tax credit was first introduced in 2005 Companies can claim credits from the IRS for 2018 and 2019, with expected processing times of 60 days or less – As of June 18, 2020, TA had collected $67.3 million of the $70.2 million biodiesel blenders’ tax credit that it recognized in 2019 (related to sales in 2018 and 2019) Source: Internal Revenue Services. 28

Notes to Page 17 (1) A “Base Unit” represents incremental potential EBITDA/EBITDAR assuming: ( i ) $13.1 million of expected annual corporate SG&A cost savings as a result of our reduction in force implemented in April 2020; (ii) $0.01 per gallon fuel gross margin improvement on gallons of fuel sold during the twelve mont hs ended March 31, 2020, based on implementing improved gasoline pricing processes tested at 28 sites in the fall of 2019; (iii) annual royalties and marketing revenues of $ 200,000 for an additional TA Express franchise; (iv) an assumed hypothetical 1% reduction in site level operating expenses for the twelve months ended March 31, 2020; and (v) an assumed hypothetical 1% inc rease in margin on retail sales, truck service sales and restaurant sales for the twelve months ended March 31, 2020. A Base Unit is not a prediction of future operating results, but ra ther an illustration of the potential impact of ongoing corporate initiatives and certain underlying assumptions. While management believes these assumptions, including a $0.01 fuel gross margin improvement, a 1% reduction in site level operating expenses and a 1% increase in margin on retail, truck service and restaurant sales are reasonable, they do not purport to be a g uarantee of future performance, and these assumptions may prove to be inaccurate. (2) As sourced from TA’s 1Q 2020 10 - Q. (3) Based on $948 million of last twelve months ended March 31, 2020 Site Level Operating Expenses as sourced from TravelCenters of America’s FY 2019 10 - K and 1Q 2020 10 - Q. (4) Based on 2 billion gallons of last twelve months ended March 31, 2020 Fuel Volumes sold as sourced from TravelCenters of America’s FY 2019 10 - K and 1Q 2020 10 - Q. (5) Based on $753 million of last twelve months ended March 31, 2020 Store and Retail Sales as sourced from TravelCenters of America’s FY 2019 10 - K and 1Q 2020 10 - Q. (6) Based on average annual royalties and marketing revenues per TA Express site of $200,000. (7) Based on $667 million of last twelve months ended March 31, 2020 Truck Service Sales as sourced TravelCenters of America’s FY 2019 10 - K and 1Q 2020 10 - Q. (8) Based on $420 million of last twelve months ended March 31, 2020 Restaurant Sales as sourced from TravelCenters of America’s FY 2019 10 - K and 1Q 2020 10 - Q. 29